SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2009

NOVA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27693	98-0211769
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

2520 South Third Street #206

Louisville, KY 40208

Address of Principal Executive Offices)

502-636-2807

(Registrant's telephone number, including area code)

123 W. Nye Lane, Ste. 129

Carson City, NV 89706

(Former address, if changed since last report)

Copies to:

Andrea Cataneo, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2009, Daymon Bodard, the then sole director and officer of Nova Energy, Inc., (the “Company”), representing himself, the Company, and Netresolutions.com, Inc. (collectively, the “Sellers’), entered into a common stock purchase agreement (the “Purchase Agreement”) with Isthmus Horizons, Inc. (the “Purchaser”). Pursuant to and upon the closing of the Purchase Agreement, on January 25, 2010, the Sellers sold 2,002,176 shares of common stock of the Company, representing approximately 58.5% of the Company’s issued and outstanding common stock, to the Purchaser for a purchase price of $315,000.

Pursuant to the Purchase Agreement, effective January 28, 2010, Daymon Bodard resigned as the Company’s President, Chief Executive Officer, Secretary and Treasurer, and agreed to resign as the Company’s director, effective 10 days after the filing by the Company and transmission to shareholders of Schedule 14F (at which time Mr. Bodard will be replaced on the board by Hugh Robinson). In addition, effective January 28, 2010, Hugh Robinson was elected the Company’s President, Chief Executive Officer, Secretary and Treasurer, and James Tilton was elected the Company’s Chief Operating Officer.

Hugh Robinson, 77, is the former Chairman and Board Member of the Federal Reserve Bank of Dallas and served as an officer in the United States Army retiring with the rank of Major General. Mr. Robinson is currently a member of the Board of Directors of CarMax, Inc., Aleris International, Inc., NewMarket Technoloyg, Inc., and a member of the Advisory Board of TXU Corp. Mr. Robinson is a graduate of the U.S. Military Academy at West Point, New York and earned a Master's Degree in Civil Engineering at Massachusetts Institute of Technology (MIT). He received an honorary Doctor of Laws degree from Williams College and attended the Harvard Management Program for Executives. Mr. Robinson’s military career included a number of prestigious posts that included aide de camp to President Lyndon B. Johnson.  After retiring from the military, Robinson joined The Southland Corporation as vice president and president of Cityplace Development Corporation, a subsidiary of Southland. From 1989 through 2002, Mr. Robinson served as Chairman and Chief Executive Officer of The Tetra Group, Inc., a Dallas construction management company with divisions in Minority Business Development and affordable housing. Mr. Robinson serves on the Board of Directors of the North Texas Public Broadcasting Co., Inc., the LBJ Foundation, Inc., and the Better Business Bureau.  He is a member of the Dallas Citizens Council, the National Society of Professional Engineers, the Greater Dallas Chamber and the Dallas Black Chamber.

James Tilton, 49, has served as chairman of the board of directors, chief executive officer, president, secretary, treasurer and sole director of NuMobile, Inc., a mobile computing technology company, since its formation in November 1999. Mr. Tilton has more than 11 years' experience in the securities industry. From 1995 to 1996, he was stockbroker at Morgan Keegan. From 1997 to 1999, he worked independently in the securities industry, specializing in corporate finance and investment banking. Mr. Tilton has been involved in the financing of private and public small-growth companies. Since January 1999, Mr. Tilton has also been TuneIn Media, Inc.'s chief executive officer and president. TuneIn Media, Inc. was an interactive media content provider and currently is a dormant company. Mr. Tilton formally resigned this position in October of 2005 and was re-appointed on October 1, 2008. Mr. Tilton is currently a director of Girasolar (OTCBB: GRSR). Mr. Tilton has a B.A. in Political Science with an emphasis in Accounting/Business from the University of Louisville.

Item 5.01 Changes in Control of Registrant.

See Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Common Stock Purchase Agreement, dated December 9, 2009, among Daymon Bodard, representing himself, Nova Energy, Inc., and Netrsolutions.com, Inc., and Isthmus Horizons, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA ENERGY, INC.

By /S/ JAMES TILTON

James Tilton, Chief Operating Officer

Date: February 3, 2010

3